UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SARATOGA INVESTMENT CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Saratoga Investment Corp. Announces Distribution of Proxy Materials for its 2020 Annual Meeting of Stockholders

Urges Stockholders to Reduce Solicitation Costs by Voting their Shares Immediately

NEW YORK, NY, Aug. 17, 2020 (GLOBE NEWSWIRE) -- Saratoga Investment Corp. (NYSE: SAR) (“Saratoga Investment,” “Saratoga” or “the Company”) today announced that the Company commenced distribution of the proxy materials to the Company’s stockholders for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 29, 2020.

Saratoga’s Annual Report on Form 10-K for the year ended February 29, 2020 and definitive proxy statement for the Annual Meeting, which was filed on August 4, 2020, have been filed with the U.S. Securities and Exchange Commission and may be viewed on Saratoga’s Investor Relations website at https://ir.saratogainvestmentcorp.com/financial-informations.

The Company’s stockholders are urged to vote their shares as soon as possible, which will help Saratoga reduce solicitation costs associated with the Annual Meeting.

Saratoga’s Annual Meeting will be held at the offices of Eversheds Sutherland (US) LLP, located at 1114 Avenue of the Americas, New York, NY 10036 on Tuesday, September 29, 2020 at 10:00 a.m., Eastern Time. Stockholders of the Company’s common stock as of the close of business on July 31, 2020, the record date, may vote at the Annual Meeting.

About Saratoga Investment Corp.

Saratoga Investment is a specialty finance company that provides customized financing solutions to U.S. middle-market businesses. The Company invests primarily in senior and unitranche leveraged loans and mezzanine debt, and, to a lesser extent, equity to provide financing for change of ownership transactions, strategic acquisitions, recapitalizations and growth initiatives in partnership with business owners, management teams and financial sponsors.  Saratoga Investment’s objective is to create attractive risk-adjusted returns by generating current income and long-term capital appreciation from its debt and equity investments.  Saratoga Investment has elected to be regulated as a business development company under the Investment Company Act of 1940 and is externally-managed by Saratoga Investment Advisors, LLC, an SEC-registered investment advisor focusing on credit-driven strategies.  Saratoga Investment owns two SBIC-licensed subsidiaries and manages a $500 million collateralized loan obligation (“CLO”) fund.  It also owns 100% of the Class F-R-2, G-R-2 and subordinated notes of the CLO.  The Company’s diverse funding sources, combined with a permanent capital base, enable Saratoga Investment to provide a broad range of financing solutions.

Contact: Henri Steenkamp
Saratoga Investment Corp.
212-906-7800